Exhibit 10.6

THE SECURITIES REPRESENTED BY THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF MONARCH DELAWARE HOLDINGS LLC, AS AMENDED FROM TIME TO TIME.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIPTION AGREEMENT

Monarch Delaware Holdings LLC

This subscription agreement (the “Agreement”) is entered into by and among C.A. Bancorp Inc., an Alberta corporation (“CAB”), Federated National Holding Company, a Florida corporation (“FNHC”), and Transatlantic Reinsurance Company, a New York corporation (“TransRe” and, each of CAB, FNHC, and TransRe, an “Investor”), effective as of July 18, 2014.

WHEREAS, the Investors desire to subscribe for the number and class of limited liability company interests of the Monarch Delaware Holdings LLC, a to-be-formed Delaware limited liability company (the “Company”), set forth on the signature page to this Agreement opposite such Investors’ name (the “Company Units”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

The Subscription

1.      Each of CAB, FNHC and TransRe, desiring to become an Investor in the Company and subject to the conditions set forth in this Agreement, hereby irrevocably subscribes for and agrees to purchase such Investor’s Company Units for an aggregate purchase price in the amount set forth on the signature page to this Agreement opposite such Investor’s name (the “Purchase Price”).

2.      Upon signing the signature page of this Agreement by or on behalf of each named Investor, this Agreement shall be validly executed and delivered by such Investor and shall be valid, binding and enforceable against such Investor in accordance with the terms and subject to the conditions set forth in this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

3.      The Investor acknowledges and agrees that its subscription for Company Units is in connection with the formation of Monarch National Insurance Company, a to-be-formed Florida corporation (“Monarch National”), and Monarch National Holding Company, a to-be-formed Florida corporation (“Monarch Holdco” and, together with the Company and Monarch National, the “Monarch Entities”), both of which will become direct and indirect wholly owned subsidiaries of the Company upon the issuance by the Florida Office of Insurance Regulation (the “Florida OIR”) of a certificate of authority to Monarch National  to write homeowners’ multi-peril and other property and casualty insurance in the State of Florida (the “Proposed Business”), the approval of Monarch Holdco to operate as an insurance holding company in the State of Florida, and such other approvals of the Florida OIR as are necessary or advisable for Monarch National to operate the Proposed Business and for Monarch Holdco to be an insurance holding company in the State of Florida  in each case on the terms and conditions set forth in the LLC Agreement and the OIR Application (each as defined below) (collectively, the “Florida OIR Approvals”).

4.      The parties have negotiated drafts of the following agreements and instruments to be entered into prior to or on the Closing Date (as defined below): (a) a Limited Liability Company Agreement of the Company (the “LLC Agreement”); (b) a note in the principal amount of $5,000,000 to be payable by Monarch Holdco to TransRe (the “Note”); (c) a Managing General Agency and Claims Administration Agreement (the “MGA Agreement”) to be entered into between Monarch National and Federated National Underwriters, Inc. (a wholly owned subsidiary of FNHC); (d) an investment management agreement (the “Investment Management Agreement”) to be entered into between CAB or a CAB affiliate and any or all of the Monarch Entities; and (e) a Reinsurance Right of First Refusal Agreement (the “ROFR Agreement”) to be entered into between Monarch National and TransRe (collectively, all of these agreements and instruments, the “Company Documents”).

5.      As soon as practicable following the effective date of this Agreement, CAB and FNHC shall, for the benefit of the Investors, cause the formation of the Company, and thereafter cause the Company to submit to the Florida OIR an application for permission for the Monarch Entities to form a Florida insurance company and holding company (the “Application”).  CAB and FNHC shall use their commercially reasonable efforts to cause the Company (a) to ensure that the Application and all supporting documentation, when filed, is complete and accurate and (b) to respond promptly to all requests for further information from the Florida OIR.  Each Investor agrees to make commercially reasonable efforts to (i) cooperate with the Company and the other Investors in connection with the Application and (ii) provide or cause to be provided, as promptly as possible, all such information, documents, certificates and affidavits as such Investor, or its officers, directors or other affiliates, may be required or requested to provide in connection with the Application by the Company, CAB, FNHC or the Florida OIR. The Company shall, at all times during the pendency of the Application, keep the Investors appraised of the progress of the Application and promptly provide them with copies of any correspondence to or from the Florida OIR and any material change, actual or contemplated, in the Application, affairs of the Company or in any information provided to the Florida OIR or the Investors.

6.      Upon receipt of the Florida OIR Approvals, the Company shall deliver to each Investor a notice, that sets forth the date (the “Closing Date”) of the purchase of Company Units by each of CAB, FNHC and TransRe pursuant to this Agreement (the “Closing”).  The Closing Date will be five business days after the date of such notice.

Conditions to Closing.  The obligations of an Investor to purchase the Company Units are subject to the fulfillment on or before the Closing Date of each of the conditions set forth below, unless waived in whole or in part by such Investor in writing.

7.      As of the Closing Date, the Company shall have been duly organized as a limited liability company and be validly existing and in good standing under the laws of the State of Delaware; and each of Monarch Holdco and Monarch National shall have been duly incorporated as a corporation under the laws of the State of Florida and be validly existing and in good standing under the laws of the State of Florida.  The Monarch Entities shall have full right, power and authority to enter into the Company Documents and all documents and instruments to be executed and delivered in connection therewith to which they are parties, and to perform their respective obligations thereunder.  CAB, FNHC and TransRe shall each have executed their counterparts to the LLC Agreement.

8.      The Company shall have received the Florida OIR Approvals without the imposition of any non-customary terms and conditions.

9.      Each of the Company Documents and all agreements, documents and instruments to be executed in connection herewith and therewith, at the time of execution will be authorized by the Monarch Entities parties thereto, as applicable, and, when executed and delivered by the Monarch Entities, as applicable, will constitute a valid and binding obligation of the applicable Monarch Entities enforceable against them, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

10.      Upon receipt of the Purchase Price from an Investor, such Investor’s Company Units will be duly authorized and validly issued, and no holder thereof is or will be subject to personal liability by reason of being such a holder.

11.      On or prior to Closing, (a) Monarch National and Federated National Underwriters, Inc. shall enter into the MGA Agreement, in the form as reasonably approved by the parties hereto, as approved by the Florida OIR, and on economic terms agreed to by the parties as of the date of this Agreement; (b) CAB or an affiliate of CAB shall enter into the Investment Management Agreement with any or all of the Monarch Entities, in the form as reasonably approved by parties hereto, as approved by the Florida OIR, and on economic terms agreed to by the parties as of the date of this Agreement; (c) Monarch Holdco shall execute and deliver the Note to TransRe in the form substantially agreed to on the date of this Agreement; and (d) Monarch Holdco and TransRe shall execute and deliver a ROFR Agreement in the form substantially agreed to by the parties on the date of this Agreement, as approved by the Florida OIR and on economic terms agreed to by the parties as of the date of this Agreement.

12.      None of the other Investors shall have given notice or be reasonably expected to give notice of its intention not to complete, or shall it have become conclusive that any Investor will not be completing, its subscription for Company Units.

Optional Advance Purchase. At the election of any Investor, such Investor shall have the right, but not the obligation, to purchase all, but not less than all, of such Investor’s Company Units prior to the Closing Date (an “Optional Closing”) subject to the fulfillment on or before an Optional Closing of each of the conditions set forth below, unless waived in whole or in part by such Investor in writing (any Investor participating in an Optional Closing, an “Advance Investor”).  An Optional Closing will be on such date as may be agreed between the Company and any Advance Investor. For the avoidance of doubt, any Investor that does not exercise its option to purchase its Company Units at an Optional Closing will purchase its Company Units at the Closing.

13.      The Company shall have been duly organized as a limited liability company and be validly existing and in good standing under the laws of the State of Delaware.

14.      FNHC and CAB shall have agreed upon investment committee guidelines for the Monarch Entities.

15.      Each Advance Investor shall have agreed upon and executed an interim limited liability company operating agreement for the Company (the “Interim Operating Agreement”) that provides for each Advance Investor to take all action within their respective power (including having all of their interests in the Company represented in person or by proxy at all meetings of the members of the Company, voting such interests, acting by written consent, and using all reasonable efforts to cause any manager of the Company designated by such Advance Investor not to take any action inconsistent with this Agreement) required to cause the Company to replace the Interim Operating Agreement with the LLC Agreement upon receipt of the Florida OIR Approvals.

16.      No Advance Investor shall have permitted the Company to assume any material debt or material obligation other than one arising under the Company Agreements in such form as approved and agreed to by each of CAB, FNHC, and TransRe.

Representations, Warranties and Covenants of each Investor. Each Investor, severally and not jointly, hereby represents, warrants and covenants that:

17.      Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the person signing this Agreement on the Investor’s behalf is a duly elected, qualified and acting officer of the Investor and has the necessary authorization to act on behalf of the Investor and to execute and deliver this Agreement and all documents and instruments to be executed and delivered in connection herewith.  The Investor has full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

18.      Any information furnished by the Investor pursuant to this Agreement, including with respect to the Investor’s financial position, background and investment experience, is or will be, as the case may be, true, correct and complete in all material respects as of the date of this Agreement and as of the Closing.

19.      The execution and delivery by the Investor of, and the performance by the Investor of its obligations under, this Agreement will not contravene any provision of applicable law, the organizational documents of the Investor, any agreement or other instrument binding upon the Investor, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investor.  Other than the Florida OIR Approvals, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Investor of its obligations under this Agreement, except where failure to do so could not be expected to have a material adverse effect on the Company.

20.      The Investor certifies that it is either (a) an “accredited investor” as such term is defined in Regulation D under the Securities Act or (b) not a “U.S. person” as such term is defined in Regulation S under the Securities Act.  Annex A, as completed by the Investor, sets forth the basis on which the Investor satisfies accredited investor status, if applicable.  The Investor is a “qualified purchaser” as defined for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.  Annex B, as completed by the Investor, sets forth the basis on which the Investor satisfies qualified purchaser status.   The Investor is not subject to and is not aware of any facts that would cause the Investor to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) of the Securities Act.

21.      The Investor is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on ownership, sale, transfer or other disposition of the Company Units and is capable of evaluating an investment in the Company Units.  The Investor is able to bear the economic risk of its investment in the Company Units and is currently able to afford the complete loss of such investment.  The Investor acknowledges that the Company, when formed, will be a newly formed entity that has not conducted any business operations and, therefore, there are substantial risks incident to its investment in the Company Units.

22.      The Investor has received, read carefully in their entirety and understands the LLC Agreement and  the Note.

23.      Unless specifically identified to the Company, no portion of the assets used to purchase the Company Units or any beneficial interest therein constitutes or will constitute the assets of an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title 1 of ERISA, a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or any other state, local, non-U.S. or other laws or regulations that would have the same effect as the regulations promulgated under ERISA.

24.      Each Investor shall, on or prior to Closing, execute and deliver the LLC Agreement.

25.      At the Closing, each Investor shall deliver the Purchase Price applicable to such Investor and TransRe shall deliver the principal amount of the Note by wire transfer to the Company to an account designated by the Company.

Transfer Restrictions

26.      Each Investor understands and agrees that (a) the Company Units are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act; (b) the Company Units have not been, and will not be, registered under the Securities Act; and (c) the Company Units may not be transferred except as permitted by the Interim Operating Agreement or the LLC Agreement, as applicable.  The Investor agrees that, if in the future it decides to offer, resell, pledge or otherwise transfer such Company Units or any interest therein, such Company Units or interest therein will be offered, resold, pledged or otherwise transferred only as permitted by the Interim Operating Agreement or the LLC Agreement, as applicable, and only in a transaction exempt from, or not subject to, the registration requirements of the Securities Act or pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”).

27.      Each Investor agrees that any certificate or Company record representing or reflecting Company Units shall bear a legend or notation stating the foregoing transfer restrictions, which restrictions shall terminate only in accordance with the terms of such legend.

28.      Each of the foregoing restrictions is subject to any requirement of law that the disposition of the Investor’s property, be at all times within the control of the Investor and to compliance with any applicable federal and state securities laws.

The Offering

29.      Each Investor acknowledges that none of the materials relating to the sale of the Company Units have been subject to review, comment or approval by the staff of the SEC or any U.S. state or foreign securities commission.

30.      Except as set forth in Section 39, each Investor is acquiring the Company Units for its own account, for investment, and is not purchasing the Company Units with a view to, or for offer or sale in connection with, any resale or distribution thereof (within the meaning of the Securities Act) that would violate the securities laws of the United States or any state thereof.

31.      Each Investor has had access to all information that it believes is necessary, sufficient or appropriate in connection with the Company, it has been afforded an opportunity to ask questions concerning the terms and conditions of the offering of the Company Units and the LLC Agreement, it has had all such questions answered to its satisfaction, it has been supplied all additional information that it has requested and, after being advised by persons deemed appropriate by such Investor concerning this Agreement, the LLC Agreement and the transactions contemplated hereby, has made an independent decision to purchase the Company Units based on information it has determined to be adequate to verify the accuracy of any other information that the Investor deems relevant to making an investment decision to purchase the Company Units.

32.      The Investors did not become aware of the offering of the Company Units, nor were the Company Units offered to the Investors, by any form of general solicitation or general advertising.  In making the decision to purchase the Company Units, the Investors relied solely on information obtained by the Investor directly from the Company as a result of any inquiries by the Investor or one or more of the Investor’s advisors.

General

33.      Each Investor acknowledges that the Company and its affiliates and others will rely on the acknowledgments, representations and warranties contained in this Agreement as a basis for exemption from registration of the issuance of the Company Units under the Securities Act and under the securities laws of all applicable states and for other purposes.  The Investor agrees to notify the Company promptly if any of the acknowledgments, representations or warranties set forth in this Agreement are no longer accurate.

34.      The Company and its affiliates are irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

35.      All notices, requests, demands and other communications hereunder shall be in writing and must be delivered in person, registered, electronic or certified mail or express courier at the address set forth on the signature page to this Agreement or at such other address as may be designated by the addressee thereof upon written notice to the other parties hereto.

36.      This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters.

37.      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

38.      Each Investor agrees to provide to the Company, on or prior to Closing, together with this completed and signed Agreement, including Annex A and Annex B, a completed and signed Substitute IRS Form W-9 or W-8BEN.

39.      This Agreement is not transferable or assignable by the Investor, but CAB may transfer or assign this Agreement to an affiliate that is majority-owned by CAB and the Company and Investors acknowledge that CAB currently intends to do so.

40.      This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

41.      This Agreement shall be terminated if any of the conditions to Closing set forth in this Agreement shall not have been fulfilled or waived by each of the Investors by December 31, 2014.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

140 Class A Units	C.A. BANCORP INC.

Purchase Price: US$14,000,000

By: /s/ Colin King
Name: Colin King
Title: In Capacity of Chief Executive Officer
Address: 225a Macpherson Avenue, Suite 201
Toronto, ON M4V 1A1

140 Class A Units	FEDERATED NATIONAL HOLDING COMPANY

Purchase Price: US$14,000,000

By: /s/ Michael H. Braun
Name: Michael H. Braun
Title: Chief Executive Officer & President
Address: 14050 Northwest 14th Street, Suite 180
Sunrise, Florida 33323

50 Class B Units	TRANSATLANTIC REINSURANCE COMPANY

Purchase Price: US$5,000,000

By: /s/ Ken Yapp
Name: Ken Yapp
Title: Vice President and Assistant General Counsel
Address: One Liberty Plaza, 165 Broadway
New York, NY 10006

[Signature Page to Subscription Agreement of Monarch Delaware Holdings LLC]

ANNEX A
ACCREDITED INVESTOR STATUS

Accredited Investor Status.  Please mark the appropriate box next to each description applicable:

[       ]     A natural person whose individual net worth (as defined in Rule 501(a)(5)(i) of Regulation D promulgated under the Securities Act), or joint net worth with that person's spouse, exceeds $1,000,000.

[       ]      A natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

[       ]      A director or executive officer (as defined in Rule 501(f) of Regulation D promulgated under the Securities Act) of the Company.

[       ]      A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

[       ]      A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

[       ]         An insurance company (as defined in Section 2(13) of the Securities Act).

[       ]        An investment company registered under the Investment Company Act of 1940, as amended, or a business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended).

[       ]        A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

[       ]       A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

[       ]         An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (A) the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or registered investment advisor,  (B) the employee benefit plan has total assets in excess of $5,000,000 or (C) if the plan is a self directed plan, its investment decisions are made solely by persons who are accredited investors.

[       ]         A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

[       ]      A corporation, a partnership, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring securities, with total assets in excess of $5,000,000.

[       ]      A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities, whose acquisition is directed by a person who, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of acquiring securities.

[       ]         An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.

ANNEX B
QUALIFIED PURCHASER STATUS

Qualified Purchaser Status.  Please mark the appropriate box next to each description applicable:

(1)	[ ] A natural person (including any person who will hold a joint, community property, or other similar shared ownership interest in the Company with that person’s qualified purchaser spouse) who owns at least $5,000,000 in Investments (as defined in Rule 2a51-1 under the Investment Company Act).

(2)	[ ] A company* that owns at least $5,000,000 in Investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons (a “Family Company”).

(3)	[ ] A trust that is not covered by clause (2) above, and that was not formed for the specific purpose of investing in the Company, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (1), (2), or (4).

(4)	[ ] A person (including a company), acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments.

(5)	[ ] A “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act (as that term is modified by the limitations imposed thereon by Rule 2a51-1(g)(1) under the Investment Company Act);

(6)	[ ] A company, regardless of the amount of its Investments, where each of the beneficial owners of securities issued by such company is a person described in clause (1), (2), (3) or (4) of this Annex C. (If this item is checked, please contact the Company. Additional requirements may apply.)

*	For purposes of this Question, “company” includes a corporation, a partnership, an association, a joint-stock company, a trust or a fund. In order to be a “qualified purchaser” any company that both (i) would, but for an exception provided in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, be an investment company and (ii) was in existence prior to May 1, 1996, must have complied with the consent provisions of Section 2(a)(51)(C) of the Investment Company Act.